Exhibit 99.4

CONSENT OF GREENHILL & CO., LLC

Board of Directors
Wendy’s International, Inc.
4288 West Dublin-Granville Road
Dublin, Ohio 43017-0256

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated April 23, 2008, to the Board of Directors of Wendy’s International, Inc. ( Wendy’s ) as Annex C to the joint proxy statement/prospectus included in the Registration Statement of Triarc Companies Inc. ( Triarc ) on Amendment No. 1 to Form S 4 (the Registration Statement ) relating to the proposed merger involving Triarc and Wendy’s, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled SUMMARY Reasons for the Manager Wendy’s, SUMMARY Opinions of Financial Advisors Wendy’s Financial Advisor, THE MERGER Background of the Merger, THE MERGER Wendy’s Board of Directors Recommendation and THE MERGER Opinion of Wendy’s Financial Advisor. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are experts with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

[Signature Page Follows]

GREENHILL & CO., LLC

By:	/s/ Jodi B. Ganz
	Name:	Jodi B. Ganz
	Title:	Acting General
Counsel and Secretary

Date: July 10, 2008

[Signature Page of Consent of Greenhill & Co., LLC]